Exhibit 99.1

Newtek Business Services Declares 2 cent per Share Dividend

New York, N.Y. – October 29, 2009 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small- and medium-sized business market, reported today that the Board of Directors has voted to authorize payment of a one time dividend of two cents ($0.02) per common share. The Company has 37,031,656 common shares outstanding.

The one time dividend will be payable to shareholders of record on November 25, 2009 and paid on or about December 8, 2009.

Barry Sloane, Chairman and Chief Executive Officer of Newtek Business Services, Inc. said “The Board of Directors has determined that in the best interests of its shareholders it would be appropriate, at this time, to pay a dividend to shareholders. The two (2) cents per share payment will be made to shareholders of record on November 25, 2009. This action is based on the improvement in Company cash flows over our historical performance, as well as management’s estimates of future business opportunity and improving economic trends. Management will provide more information on the Company’s current prospects with the release of third quarter earnings to be announced in a conference call on November 11, 2009 and subsequent shareholder Q & A session scheduled for 4:15 p. m. on that day.”

For tax purposes, the distribution of this cash up to the amount of our “earnings and profits” as of the end of 2009 will be treated as a dividend and the amount in excess will be a tax free return of capital. Following the close of 2009 and analysis of our earnings and profits, the nature of this distribution will be reflected in the year-end tax reporting that will be provided to shareholders. The Company encourages shareholders to confer with their tax advisors on any questions they may have regarding the receipt of this cash.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek(tm) brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek(tm) brand as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 26.8 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek’s business service lines include:

•

Electronic Payment Processing: Electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	Business Lending: Broad array of lending products including SBA 7(a), conventional commercial real estate and SBA 504 loans, business lines of credit, and business credit cards.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.newtekbusinessservices.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@newtekbusinessservices.com